IN WITNESS WHEREOF, the undersigned parties hereby amend this Schedule A in accordance with the Participation Agreement made and entered into as of the 12th day of August, 1996. This amendment shall be effective as of the 15TH day of August, 1999.

COMPANY:                            PRUCO LIFE INSURANCE COMPANY

                                    By its authorized officer,

                                    By: /s/ Joel Kesner
                                        ----------------------------------------

                                    Title:  Vice President

                                    Date:  August 15, 1999


FUND:                               JANUS ASPEN SERIES

                                    By its authorized officer,

                                    By: /s/ Bonnie Howe
                                        ----------------------------------------
                                    Title:  Assistant Vice President

                                    Date:

FUND:                               JANUS CAPITAL CORPORATION

                                    By its authorized officer,

                                    By: /s/ Bonnie Howe
                                        ----------------------------------------

                                    Title:  Assistant Vice President

                                    Date:

                                   SCHEDULE A
                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS


         NAME OF SEPARATE ACCOUNT
         AND DATE ESTABLISHED BY                 CONTRACTS FUNDED BY
         BOARD OF DIRECTORS                      SEPARATE ACCOUNT                   DESIGNATED PORTFOLIOS

         Pruco Life                              Discovery Select                   Janus Aspen Series
         Flexible Premium                        Annuity Contract                   - Growth Portfolio
         Annuity Account                                                            - International Growth Portfolio
         est. June 16, 1995

         Pruco Life Variable                     Variable Universal Life            Janus Aspen Series
         Appreciable Account                     Insurance Contract                 - Growth Portfolio
         est. January 13, 1984                                                      - International Growth Portfolio

         Pruco Life Variable                     Pruselect I Variable               Janus Aspen Series
         Universal Account                       Universal Life Contract            - Growth Portfolio
         est. April 17, 1989                                                        - International Growth Portfolio

                                                 Pruselect II Variable              Janus Aspen Series
                                                 Universal Life Contract            - Growth Portfolio
                                                                                    - International Growth Portfolio

         Pruco Life Variable                     Pruselect III Variable             Janus Aspen Series
         Universal Account                       Universal Life Policy              - Growth Portfolio
         est.  April 17, 1989                                                       - International Growth Portfolio

         Pruco Life                              Discovery Choice                   Janus Aspen Series
         Flexible Premium                        Annuity Contract                   - Growth Portfolio
         Annuity Account                                                            - International Growth Portfolio
         est.  June 16, 1995